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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

    We hereby consent to the inclusion in the Prospectus, which is part of this Registration Statement on Form S-1 of TDOP, Inc., of our report dated September 23, 1996 relating to the financial statements of MTA, Inc. (not presented separately herein) as of December 31, 1995, and for the period from January 25, 1995 (date of incorporation) to December 31, 1995.

/s/ Deloitte & Touche, LLP

DELOITTE & TOUCHE LLP
Seattle, Washington
March 6, 1998